SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 USF&G CAPITAL I
                                 ---------------

               (Exact Name of Registrant as Specified in Charter)



                   Delaware                                   52-1953822
                   --------                                   ----------
(State or Other Jurisdiction of Incorporation) (IRS Employer Identification No.)
            c/o USF&G Corporation
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    100 Light Street, Baltimore, Maryland                       21202
    -------------------------------------
   (Address of Principal Executive Offices)                   (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class to be so registered                Name of each exchange on
---------------------------------------                ------------------------
   __% Cumulative Quarterly Income                         which registered
                                                       ------------------------
Preferred Securities (and the Guarantee by             New York Stock Exchange
USF&G Corporation with respect thereto)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. (c) (1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c) (2), please check the following box. |_|


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


                         Exhibit Index Located at Page 2

Item 1. Description of the Registrants' Securities to be Registered.

     The information required by this Item 1 is incorporated by reference to Registration Statement No. 33-65471, as amended from time to time, submitted for filing on February 6, 1996 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.

Item 2. Exhibits:

*1-1 Preliminary Prospectus pertaining to the offer and sale of the Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

*4-1      Certificate of Trust of USF&G Capital I (incorporated  by reference to
          Exhibit 4.4 to the Registration Statement).

*4-2      Trust  Agreement  of USF&G  Capital I  (incorporated  by  reference to
          Exhibit 4.3 to the Registration Statement).

*4-3 Form of Preferred Security (incorporated by reference to Exhibit 4.8 to the Registration Statement).

*4-4 Form of Guarantee between USF&G, as Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.9 to the Registration Statement).

*4-5 Form of Subordinated Indenture between USF&G and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement).

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* Pursuant to  Instruction  II to Item 2, the exhibits will be filed with copies of this Registration Statement with the New York Stock Exchange, Inc. and need not be filed with or incorporated by reference into this Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to the signed on its behalf by the undersigned, thereto duly authorized.

     Date: February 9, 1996

                                 USF&G CAPITAL I



                                 By:  USF&G Corporation, as Depositor

                                 By: /s/ J. Kendall Huber
                                    ---------------------
                                 Name: J. Kendall Huber
                                 Title:  Vice President, Deputy General Counsel